                                                                     EXHIBIT 3.3

                         CERTIFICATE OF INCORPORATION
                                       OF
                                 DIAMOND A INC.


     FIRST:  The name of the corporation is:  DIAMOND A INC.

     SECOND: The address of the corporation's registered office in the State of Oklahoma is: 8908 South Yale, Suite 340, Tulsa, Oklahoma 74137.

     The name of the corporation's registered agent at such address is:
Jarl P. Johnson.

     THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the general corporation law of the State of Oklahoma.

     FOURTH: The total number of shares of stock which the corporation shall have authority to issue is 25,000 shares, each of the shares having a par value of $1.00, thereby resulting in the corporation having total authorized capital stock in the amount of $25,000.00, all of which shall be Common Stock.

     The Board of Directors of the corporation shall have full authority, to the extent permitted by law, to increase, decrease or otherwise adjust the capital stock of the corporation, to designate the classes or series thereof and to determine whether all or any part of such stock shall have voting powers, full or limited, or no voting powers, and to determine such designations, and such powers, preferences, relative, participating or optional, or other special rights and the qualifications, limitations or restrictions thereof as the Board shall from time to time determine in duly adopted resolutions.

     At any time and from time to time when authorized by resolution of the Board of Directors and without any action by its shareholders, the corporation whether out of the unissued shares thereof authorized by the Certificate of Incorporation of the corporation as originally filed or by an amendment thereof or out of shares of its capital stock acquired by it after the issue thereof, and whether or not the shares thereof so issued or sold shall confer upon the holders thereof the right to exchange or convert such shares for or into other shares of capital stock of the corporation of any class or classes or any series thereof. When similarly authorized, but without any action by its shareholders, the corporation within such period of time, or without limit as to time, to such aggregate number of shares, and at such price per share, as the Board of Directors may determine. Such rights, warrants or options may be issued or granted separately or in connection with the issue of any bonds, debentures notes obligations or other evidences of indebtedness or shares of the capital stock of any class or series of the corporation and for such consideration and on such terms and conditions as the Board of Directors in its sole discretion may determine. In each case, the consideration to be received by the corporation for any such shares so issued or sold shall be such as shall be fixed from time to time by resolution of the Board of Directors.

     FIFTH:  The name and mailing address of each incorporator is as follows:

           NAME               MAILING ADDRESS
           ----               ---------------

     James W. Smith           Broadway Tower
                                 Suite 1010
                                 Enid, OK 73701

     SIXTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

(a)  To adopt, amend or repeal the Bylaws of the corporation.

(b) To authorize and cause to be executed or granted mortgages, security interests and liens upon the real and personal property of the corporation.

(c) To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

(d) By a majority of the whole Board of Directors, to designate one or more committees, each committee to consist of one (1) or more of the directors of the corporation. The Board may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution or in the Bylaws of the corporation, shall have and may exercise the affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; provided, however, the Bylaws may provide that in the absence or disqualification of any member of such committee or committees, the members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

(e) When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a shareholders' meeting duly called upon such notice as is required by law, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease or exchange all or substantially all of the property and assets of the corporation, including its goodwill and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of , any other corporation or corporations, as its Board of Directors shall deem expedient and for the best interests of the corporation.

     SEVENTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its shareholders or any class of them, any court of equitable jurisdiction within the State of Oklahoma, on the application in a summary way of this corporation or of any creditor or shareholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 1106 of Title 18 of the Oklahoma Statutes or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 1100 of Title 18 of the Oklahoma Statutes order a meeting of the creditors or class of creditors, and/or of the shareholders or class of shareholders of this corporation, as the case may be, to be summoned in such manner as the court directs. If a majority in number representing three-fourths (3/4ths) in value of the creditors or class of creditors, and/or of the shareholders or class of shareholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the compromise or arrangement and the reorganization shall, if sanctioned by the court to which the application has been made, be binding on all the creditors or class of creditors and/or on all the shareholders or class of shareholders of this corporation, as the case may be, and also on this corporation.

     EIGHTH: Meetings of shareholders may be held within or without the State of Oklahoma as the Bylaws may provide. The books of the corporation may be kept (subject to applicable law) inside or outside the State of Oklahoma at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the corporation. Elections of directors need not be by written ballot unless the bylaws of the corporation shall so provide.

     NINTH: To the extent permitted by law, no contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the directors or officers are present at or participate in the meeting of the board of committee thereof which authorizes the contract or transaction, or solely because the directors or officers or their votes are counted for such purpose.

     TENTH: The Board of Directors is expressly authorized to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement to the extent and in the manner permitted by the laws of the State of Oklahoma.

     ELEVENTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Oklahoma, the Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws of the corporation.

     TWELFTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by law, and all rights conferred upon the shareholders herein are granted subject to this reservation.

     THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the Oklahoma General Corporation Act, makes this Certificate, hereby declaring and certifying that this is the act and deed of the undersigned and that the facts herein stated are true, as of this 9th day of July, 1990.

                                    /s/ JAMES W. SMITH
                                    ------------------
                                    JAMES W. SMITH

STATE OF OKLAHOMA   )
                    )  SS:
COUNTY OF GARFIELD  )

     Before me, a Notary Public, in and for the said County and State, on this 9th day of July, 1990, personally appeared JAMES W. SMITH, to me known to be the identical person who executed the foregoing instrument, and acknowledged to me that he executed the same as his free and voluntary act and deed for the uses and purposes therein set forth.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year last above written.

                                    /s/ MARILYN E. HOWARD
                                    ---------------------
                                    Notary Public

My Commission Expires:

       April 5, 1993
       -------------

                             CERTIFICATE OF MERGER

TO THE SECRETARY OF STATE
OF THE STATE OF OKLAHOMA:

     Diamond A Inc., an Oklahoma corporation, hereby certifies:

     1. The name and state of incorporation of each of the constituent corporations are:

          Name of Corporation        State of Incorporation
          -------------------        ----------------------

          DA Acquisition Corp.          Oklahoma
          Diamond A Inc.                Oklahoma

     2. That certain Agreement and Plan of Merger by and among the constituent corporations and certain other parties dated as of June 11, 1994, as amended by that certain First Amendment to the Agreement and Plan of Merger dated as of July 12, 1994 (as so amended, referred to herein as the "Agreement of Merger"), is an agreement of merger as contemplated by Section 1081 of the Oklahoma General Corporation Act and it has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the provisions of Section 1081 of the Oklahoma General Corporation Act.

     3.  The name of the surviving corporation is: Diamond A Inc.

     4. The certificate of incorporation of the surviving corporation shall be its certificate of incorporation.

     5. The executed Agreement of Merger is on file at the principal place of business of Diamond A Inc. at the following address:

                                 8908 South Yale, Suite 340
                                 Tulsa, Oklahoma 74137

     6. A copy of the Agreement of Merger will be furnished by Diamond A Inc., on request and without cost, to any shareholder of any constituent corporation.

     IN WITNESS WHEREOF, Diamond A Inc. has caused this Certificate of Merger to be executed by its President and attested by its Secretary this 30th day of September, 1994.

                                             DIAMOND A INC.
ATTEST:


/s/ MARK GRAVLEE                             By:/s/ JARL P. JOHNSON
- ----------------                                -------------------
Mark Gravlee                                    Jarl P. Johnson
Secretary                                       President


[SEAL]

                              AGREEMENT OF MERGER

     THIS AGREEMENT OF MERGER (this "Agreement"), dated as of the 29th day of December, 1994, is by and between DIAMOND A INC., an Oklahoma corporation ("Diamond A"), and DIAMOND ENERGY OPERATING COMPANY, an Oklahoma corporation ("Diamond Energy").

     WHEREAS, the Boards of Directors and the sole shareholder of Diamond A and Diamond Energy have approved the merger of Diamond Energy with and into Diamond A (the "Merger") in accordance with the Oklahoma General Corporation Act (the "Act") and the provisions of this Agreement;

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, the parties hereby agree as follows:

     1.  Constituent Corporation and Surviving Corporation.  Diamond A and
         -------------------------------------------------
Diamond Energy shall be the constituent corporations to the Merger (the "Constituent Corporations"). At the Effective Time (as hereinafter defined) and pursuant to the provisions of Section 1081 of the Act, Diamond Energy shall be merged with and into Diamond A. Diamond A shall be the surviving corporation of the Merger (the "Surviving Corporation"). At the Effective Time, the separate existence and corporate organization of Diamond Energy, except insofar as it may be continued by statute, shall cease and Diamond A shall continue as the Surviving Corporation which shall succeed, without other transfer or further act or deed whatsoever, to all the rights, properties and assets of the Constituent Corporations and shall be subject to and liable for all the debts, liabilities and duties of each of the Constituent Corporations. The identity, existence, purposes, rights, immunities, properties, liabilities and obligations of Diamond A shall be unaffected and unimpaired by the Merger except as expressly provided herein.

     2.  Effective Time.  The Merger shall become effective immediately upon the
         --------------
filing of this Agreement with the Secretary of State of the State of Oklahoma (the "Effective Time").

     3.  Certificate of Incorporation:  Bylaws.  At the Effective Time, Article
         -------------------------------------
FIRST of the Certificate of Incorporation of Diamond A shall be amended as follows:

     FIRST:  The name of the corporation is: DIAMOND ENERGY OPERATING COMPANY.

The Certificate of Incorporation of Diamond A, as so amended, shall be the Certificate of Incorporation of the Surviving Corporation. The Bylaws of Diamond A shall be amended to reflect the foregoing name change, and the Bylaws of Diamond A, as so amended, shall be the Bylaws of the Surviving Corporation.

     4.  Conversion of Shares.  Each share of common stock, par value $1.00 per
         --------------------
share, of Diamond Energy which shall be outstanding immediately prior to the Effective Time shall, at the Effective Time, be converted into one share of common stock, par value $1.00 per share, of the Surviving Corporation. After the Effective Time, each outstanding certificate which theretofore represented shares of the common stock of Diamond Energy shall thereafter represent, and, upon surrender thereof, be exchanged by the Surviving Corporation for a certificate representing, the number of shares of the common stock of the Surviving Corporation into which the shares of the common stock of Diamond Energy have been converted.

     5.  Directors and Officers.  The directors and officers of the Surviving
         ----------------------
Corporation from and after the Effective Time shall be the directors and officers of Diamond A. Such directors and officers shall hold their positions as such in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation.

     6.  Stated Capital.  The amount of the stated capital of the Surviving
         --------------
Corporation shall be the aggregate par value of the shares of the common stock of Diamond A issued and outstanding after the Effective Time.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above stated.

ATTEST:                               DIAMOND A INC.


/s/ PATRICIA ASHER                    By:/s/ JARL P. JOHNSON
- ------------------                       -------------------
Patricia Asher, Secretary                    Jarl P. Johnson, President

[SEAL]

ATTEST:                               DIAMOND ENERGY OPERATING COMPANY


/s/ PATRICIA ASHER                    By:/s/ JARL P. JOHNSON
- ------------------                       -------------------
Patricia Asher, Secretary                    Jarl P. Johnson, President

[SEAL]

                            CERTIFICATE OF SECRETARY
                                       OF
                                 DIAMOND A INC.


     I, Patricia Asher, the Secretary of Diamond A Inc., an Oklahoma corporation (the "Corporation"), hereby certify that the Agreement of Merger to which this Certificate is attached was duly approved and adopted on December 29, 1994, by the written consent of the sole holder of the outstanding capital stock of the Corporation in accordance with Section 1073 of the Oklahoma General Corporation Act, which written consent has been properly delivered to the principal place of business of the Corporation in accordance with said Section 1073.

     WITNESS my hand and the seal of the Corporation this 29th day of December, 1994.


                                    /s/ PATRICIA ASHER
                                    ------------------
[SEAL]                              Patricia Asher, Secretary

                            CERTIFICATE OF SECRETARY
                                       OF
                        DIAMOND ENERGY OPERATING COMPANY


     I, Patricia Asher, the Secretary of Diamond Energy Operating Company, an Oklahoma corporation (the "Corporation"), hereby certify that the Agreement of Merger to which this Certificate is attached was duly approved and adopted on December 29, 1994, by the written consent of the sole holder of the outstanding capital stock of the Corporation in accordance with Section 1073 of the Oklahoma General Corporation Act, which written consent has been properly delivered to the principal place of business of the Corporation in accordance with said
Section 1073.

     WITNESS my hand and the seal of the Corporation this 29th day of December, 1994.


                                    /s/ PATRICIA ASHER
                                    -------------------------------
[SEAL]                                Patricia Asher, Secretary